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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHAMGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : JANUARY 11, 2001

                        Commission file number 001-07155

                           R.H. DONNELLEY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  DELAWARE                          13-2740040
          -----------------------        -----------------------------------
          (State of Incorporation)       (I.R.S. Employer Identification No.)

           ONE MANHATTANVILLE ROAD, PURCHASE N.Y.        10577
          ---------------------------------------      ---------
          (Address of principal executive offices)     (Zip Code)


                        Commission file number 333-59287

                              R.H. DONNELLEY INC. *
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  DELAWARE                          36-2467635
         -----------------------        ------------------------------------
         (State of Incorporation)       (I.R.S. Employer Identification No.)

          ONE MANHATTANVILLE ROAD, PURCHASE N.Y.         10577
          --------------------------------------       ----------
         (Address of principal executive offices)      (Zip Code)

        Registrants' telephone number, including area code (914) 933-6400
                                 --------------

* R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation which became subject to the filing requirements of Section 15(d) on October 1, 1998. As of January 1, 2001, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.


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ITEM 9.  REGULATION FD DISCLOSURE

On January 11, 2001, certain members of senior management of R.H. Donnelley Corporation (the "Company") are scheduled to make a presentation at an investor conference sponsored by CJS Securities, one of the research firms that covers the Company.

During its presentation at that conference, management intends to reiterate its previous public disclosure that it expects to report earnings per share modestly above $1.85 for 2000, before one-time costs totaling approximately $3 million. These one-time costs relate to the exit costs resulting from the Company's previously announced decision to cease operations of Get Digital Smart (its Internet test in South Florida) as well as costs incurred in connection with the previously disclosed suspended strategic process. Management also plans to note that the recently completed sales campaign for the February 2001 Chicago directory demonstrated improvement over the prior year results and that it expects continued improvement in DonTech results throughout 2001 as additional system enhancements are scheduled to be implemented during the first quarter of 2001.

Management also intends to reiterate its prior public disclosure that it anticipates achieving earnings per share of approximately $2.40 for 2001. Management plans to comment that while it sees increasing signs of weakness in the economy and more downside risk presently than at the time it initially made its projection for 2001 EPS, it believes that the Yellow Pages industry has historically been relatively recession resistant and that its financial model provides the Company greater insulation against macroeconomic factors than many other companies, and as such, it is reaffirming its prior $2.40 projection for 2001 EPS. Management also plans to note that the $2.40 EPS projection is based upon the following assumptions: (1) DonTech earning approximately $130 million of operating income, returning to normal income growth rates of between 4% and 5%; (2) Directory Advertising Services segment earning approximately $31 million of operating income with Sprint achieving operating income growth in excess of 5%; (3) a full year impact of the strategic actions taken by the Company during the second quarter in 2000 and other cost reduction programs; (4) all free cash flow being used to repay debt; and (5) the projection does not include any spending for growth initiatives (although, as previously disclosed, there could be some minimal spending of this nature).



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of January, 2001.


                                 R.H. Donnelley Corporation



                                 By:      /S/ ROBERT J. BUSH
                                          ----------------------------------
                                          Robert J. Bush
                                          Vice President and General Counsel

                                 R.H. Donnelley Inc.



                                 By:      /S/ ROBERT J. BUSH
                                          ----------------------------------
                                          Robert J. Bush
                                          Vice President and General Counsel

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